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                                                                     EXHIBIT 4.1

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

         [NUMBER]                                         (EAGLE LOGO)                                               [SHARES]
          TIS


                                                 ORCHIDS PAPER PRODUCTS COMPANY                                  CUSIP 68572N 10 4
                                       INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE                      SEE REVERSE FOR
                                                                                                                 CERTAIN DEFINITIONS
This is to Certify that





is the record holder of


                             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.001, OF

                                                 ORCHIDS PAPER PRODUCTS COMPANY


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this
Certificate duly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and a facsimile of its corporate seal.


Dated

/s/                                                                                 /s/

                                                      (SEAL)

               Secretary                                                                       President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
           TRANSFER AGENT AND REGISTRAR

BY:

                                                                                    AUTHORIZED SIGNATURE
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